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                                                                  EXHIBIT 3.2(a)

                       CORRECTED CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   BRCOM INC.

          BRCOM INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          1. The name of the corporation is BRCOM INC.

          2. A Certificate of Amendment of the Certificate of Incorporation (the "Instrument") was filed with the Secretary of State of the State of Delaware on June 2, 2003 which contains an inaccurate record of the corporate action taken therein, and said Instrument requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

          3. The heading of the Instrument incorrectly identifies the Instrument as the "Certificate of Amendment of Certificate of Incorporation" rather than the "Certificate of Amendment to the Restated Certificate of Incorporation of Broadwing Communications Inc." The Instrument incorrectly states in Article First that the amendment set forth therein was approved by the board of directors of the corporation at a meeting of the board of directors of the corporation, when in fact the amendment was approved by the written consent of the board of directors. The Instrument further incorrectly indicates in Article First that the amendment set forth therein was to Article 1 of the Certificate of Incorporation of the corporation rather than to Article FIRST of the Restated Certificate of Incorporation of the corporation and further inadvertently omits language in Article FIRST. The Instrument further incorrectly states in Article Second that the amendment set forth therein was approved by the stockholders of the corporation at a meeting of the stockholders of the corporation, when in fact the amendment to the name of the corporation was approved by written consent of the stockholders of the corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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          4. The Certificate of Amendment is therefore amended to read in its corrected form as follows:

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          BROADWING COMMUNICATIONS INC.

          Broadwing Communications Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof in its entirety and inserting the following in lieu thereof:

          "FIRST: The name of the corporation is BRCOM INC. (the
          "Corporation")."

          2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Corrected Certificate of Amendment to be executed by its duly authorized officer on this 24th day of June, 2003.

                                      BRCOM INC.


                                      By: /s/ Amy Collins
                                      Name:  Amy Collins
                                      Title: Assistant Secretary

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